SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 12, 2002

Date of Report (Date of earliest event reported)

COMPUCREDIT CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-25751	58-2336689
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600

Atlanta, Georgia  30346

(Address of principal executive offices including zip code)

(770) 206-6200

(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

                On July 12, 2002, a wholly owned subsidiary of CompuCredit Corporation (CompuCredit, together with its wholly owned subsidiaries, being referred to as the “Company”) closed a transaction with Federated Department Stores, Inc. (NYSE: FD) to purchase certain assets, which included retained interests in a trust that owns approximately $1.1billion in face amount of credit card receivables.  The Company also hired approximately 830 employees from Federated and will continue to service the receivables in the trust.  Total cash consideration paid was approximately $90 million, which was funded by a loan to the Company from Barclay’s Bank.  The Company will use the purchase method of accounting to record these transactions, and is still evaluating the factors which affect the various components of assets acquired and liabilities assumed.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 2.1

Sale and Purchase Agreement, dated as of July 2, 2002, among Minnesota Telemarketing, Inc., Fingerhut Companies, Inc., FACS Group, Inc., Axsys National Bank, and CompuCredit Acquisition Corporation III.

SIGNATURES

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompuCredit Corporation

	By:	/s/ Ashley L. Johnson
Chief Financial Officer

Dated: August 13, 2002